Exhibit 99.1

NEWS RELEASE	OLD NATIONAL BANCORP
FOR IMMEDIATE RELEASE January 25, 2018
NASDAQ: ONB oldnational.com Contacts:
Media:
Kathy A. Schoettlin – (812) 465-7269 Executive Vice President – Communications Financial Community:
Lynell J. Walton – (812) 464-1366 Senior Vice President – Investor Relations

Old National Announces Quarterly Cash Dividend

Evansville, Ind. (January 25, 2018) – The Board of Directors of Old National Bancorp (the “Company” or “Old National”) (NASDAQ: ONB) today declared the Company’s quarterly cash dividend of $0.13 per share on the Company’s outstanding shares of common stock. The dividend is payable March 15, 2018, to shareholders of record on March 1, 2018. For purposes of broker trading, the ex-date of the cash dividend is February 28, 2018. Based on Old National’s closing price of $17.70 on January 24, 2018, the quarterly dividend represents an annualized dividend yield of 2.9%.

About Old National

Old National Bancorp (NASDAQ: ONB), the holding company of Old National Bank, is the largest financial services holding company headquartered in Indiana. With $17.5 billion in assets, it ranks among the top 100 banking companies in the U.S. and has been recognized as a World’s Most Ethical Company by the Ethisphere Institute for six consecutive years. Since its founding in Evansville in 1834, Old National Bank has focused on community banking by building long-term, highly valued partnerships with clients. Today, Old National’s footprint includes Indiana, Kentucky, Michigan, Wisconsin and Minnesota. In addition to providing extensive services in retail and commercial banking, Old National offers comprehensive wealth management, investments and brokerage services. For more information and financial data, please visit Investor Relations at oldnational.com.

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National Bancorp’s (“Old National’s”) financial condition, results of operations, asset and credit quality trends and profitability. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: expected cost savings, synergies and other financial benefits from the merger with Anchor Bancorp (“Anchor”) might not be realized within the expected timeframes and costs or difficulties relating to integration matters might be greater than expected; market, economic, operational, liquidity, credit and interest rate risks associated with Old National’s business; competition; government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); ability of Old National to execute its business plan; changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of our internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigations; disruptive technologies in payment systems and other services traditionally provided by banks; computer hacking and other cybersecurity threats; other matters discussed in this press release and other factors identified in our Annual Report on Form 10-K and other periodic filings with the SEC. These forward-looking statements are made only as of the date of this press release, and Old National does not undertake an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this press release.